                      INVESTMENT MANAGEMENT TRUST AGREEMENT

          This Agreement is made as of _________________, 2006 by and between
InterAmerican Acquisition Group Inc. (the "Company") and Continental Stock
Transfer & Trust Company ("Trustee").

          WHEREAS, the Company's registration statement on Form S-1, No.
333-125558 ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the
Securities and Exchange Commission ("Effective Date");

          WHEREAS, the Company has agreed to issue warrants to InterAmerican
Capital Partners II LLC ("ICP"), an entity owned by members of management of the
Company, in a private placement that will occur 45 days following the date on which the Company's shares of common stock and warrants commence trading separately (the "Warrant Placement");

          WHEREAS, Rodman & Renshaw, LLC ("Rodman") is acting as the representative of the underwriters in the IPO;

          WHEREAS, as described in the Registration Statement, and (i) in accordance with the Company's Second Amended and Restated Certificate of
Incorporation, $59,164,000 of the gross proceeds of the IPO ($68,300,800 if the underwriters over-allotment option is exercised in full), (ii) in accordance with the Third Amended and Restated Warrant Purchase Agreement, dated June 2,
2006, among the Company and ICP, $1,300,000 from ICP pursuant to the Warrant
Placement and (iii) in accordance with the Underwriting Agreement, dated as of
____________, 2006 between the Company and Rodman, as representative of the underwriters, an additional $2,592,000 (or $2,980,800 if the underwriters'
over-allotment option is exercised in full) representing a portion of the underwriters' discount (the "Contingent Discount") which Rodman, on behalf of the underwriters, has agreed to deposit in the Trust Account (defined below), will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $.0001 per share of the Company ("Common Stock") included in the units of the Company's securities, issued in the IPO (the amount to be delivered to the
Trustee will be referred to herein as the "Property"; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public
Stockholders," and the Public Stockholders, the Company and Rodman will be referred to together as the "Beneficiaries") and in the event the securities are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised
Statutes (the "CRS"). A copy of Section 11-51-302(6) of the CRS is attached hereto and made a part hereof; and

          WHEREAS, the Company and the Trustee desire to enter into this
Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

          NOW, THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including without limitation, the terms of
Section 11-51-302(6) of the CRS, in a segregated trust account ("Trust Account")
established by the Trustee at a branch of JP Morgan Chase NY Bank selected by the Trustee;

          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

          (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any "Government Security." As used herein,
Government Security means any Treasury Bill issued by the United States, having a maturity of one hundred and 180 days or less or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3)
and (c)(4) under Rule 2a-7 promulgated under the Investment Company Act of 1940;

          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

          (e) Notify the Company and Rodman of all communications received by it with respect to any Property requiring action by the Company;

          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Rodman to do so;

          (h) Render to the Company and to Rodman, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the
Trust Account; and

          (i) As of the date of the consummation of a business combination
("Business Combination"), commence liquidation of the Trust Account upon receipt of the Officers' Certificate signed by the Chairman or Chief Executive Officer or Chief Financial Officer and the Chief Operating Officer in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B, signed on behalf of the Company by its Chairman or Chief Executive Officer or Chief Financial Officer and the
Chief Operating Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination
Letter and the other documents referred to therein. The Trustee understands and agrees that disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stockholder vote in favor of the Business Combination. In all cases, the Trustee shall provide Rodman with a copy of any Termination Letters, Officers' Certificates and/or any other correspondence that it receives with respect to any proposed withdrawal from the
Trust Account promptly after it receives same; and

          (j) As of the date 18 months from the date of this Agreement (the "LOI
Termination Date") (or 24 months from the date hereof in the event the Company has executed the Letter of Intent (defined below) prior to the LOI Termination
Date but failed to consummate a Business Combination ("Second Termination
Date")), commence liquidation of the Trust Account. The Trustee, upon consultation with the Company and Rodman, shall deliver a notice to Public
Stockholders of record as of the LOI Termination Date or Second Termination
Date, whichever the case may be, by U.S. mail or via the Depository Trust
Company ("DTC"), within five days of the LOI Termination Date or Second
Termination Date, to notify the Public Stockholders of such event and take such other actions as it may deem necessary to inform the Beneficiaries. The Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the
Public Stockholders to the Company through DTC, its Deposit Withdraw Agent
Commission (DWAC) system or as otherwise presented to the Trustee; provided, however, that in the event that a Termination Letter has not been received by the LOI Termination Date or the Second Termination Date, whichever the case may be, the Trust Account shall be liquidated as part of the Company's plan of dissolution and distribution approved by the Company's stockholders in accordance with the procedures set forth in the Termination Letter to the stockholders of record on the record date; provided, further, that the record date shall be within ten (10) days of the LOI Termination Date or the Second
Termination Date, whichever the case may be, or as soon thereafter as is practicable. Notwithstanding the foregoing, if the Trustee receives a bona fide, executed letter of intent or engagement letter (the "Letter of Intent") for a
Business Combination prior to the LOI Termination Date accompanied by an
Officers' Certificate as described in paragraph 3(e) hereof, then the Trustee shall forego or suspend any liquidation of the Trust Account until the earlier of a Business Combination or the Second Termination Date.

2. Limited Distributions of Income on Property.

          (a) Upon receipt by the Trustee of an Officer's Certificate signed by either of the Chairman or Chief Executive Officer or Chief Financial Officer and
the Chief Operating Officer of the Company certifying as true, accurate and complete a copy of any tax return required to be filed on behalf of the Trust
Account in respect of income earned on the Property held therein, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes; provided , however , that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this
Section 2(a) exceed the income in respect of which such taxes are due and owing.

          (b) Upon one or more written requests from the Company, which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes payable, up to a maximum of $700,000. The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this Section 2(b) may not exceed $700,000 and (ii) that such distributions may only be made if and to the extent that interest has been earned on the amount initially deposited into the Trust Account.

          (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

          (a) Provide all instructions to the Trustee hereunder in writing, signed by the Company's Chairman or Chief Executive Officer or Chief Financial
Officer and the Chief Operating Officer. In addition, except with respect to its duties under Sections 1(i) and (j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or Rodman shall promptly confirm such instructions in writing; and

          (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the
Company in writing of such claim (hereinafter referred to as the "Indemnified
Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any
Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel; and

          (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section); and

          (d) In the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the
Trustee or another independent party designated by Rodman shall act as the inspector of election to certify the results of the stockholder vote; and

          (e) The Officers' Certificate referenced in Sections 1(i) and (j)
hereof shall require the Chairman or Chief Executive Officer or Chief Financial
Officer and the Chief

Operating Officer of the Company to each certify the following (wherever applicable): (1) prior to the LOI Termination Date, the Company has entered into a bona fide Letter of Intent with a target business; and/or (2) prior to the LOI
Termination Date, the Company has entered into a definitive acquisition agreement with a target business with respect to a Business Combination, the terms of which are consistent with the requirements set forth in the
Registration Statement; and/or (3) prior to the Second Termination Date, the
Company has entered into a definitive acquisition agreement with a target business with respect to a Business Combination, the terms of which are consistent with the requirements set forth in the Registration Statement; and
(4) resolutions duly adopted by the Board of Directors approving (where applicable): (i) the Business Combination; and/or (ii) Letter of Intent or
acquisition agreement. A copy of such resolutions shall be attached as an exhibit to the Officers' Certificate.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

          (a) Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

          (c) Change the investment of any Property, other than in compliance with Section 1(c);

          (d) Refund any depreciation in principal of any Property;

          (e) Assume that the authority of any person designated by the Company to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and Rodman shall have delivered a written revocation of such authority to the Trustee;

          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the
Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (g) Verify the correctness of the information set forth in the
Registration Statement or to confirm or assure that any acquisition made by the
Company or any other action taken by it is as contemplated by the Registration
Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(i) hereof; and

          (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the
Trust Account).

5. Certain Rights Of Trustee.

          (a) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

          (d) The Trustee shall not be responsible for and makes no
representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account.
Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

6. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the
Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under paragraph 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

7. Termination. This Agreement shall terminate as follows:

          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the
Trust Account, whereupon this

Agreement shall terminate; provided, however, that, in the event that the
Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the
Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

          (b) At such time that the Trustee has completed the liquidation of the
Trust Account in accordance with the provisions of Sections 1(i) and (j) hereof, and distributed the Property in accordance with the provisions of the
Termination Letter, this Agreement shall terminate except with respect to
Section 2(b) hereof; or

          (c) On such date after _____________, 2008 when the Trustee deposits the Property with the United States District Court for the Southern District of
New York in the event that, prior to such date, the Trustee has not received a
Termination Letter from the Company pursuant to paragraph 1(i).

8. Miscellaneous.

          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized
Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of
Rodman, who, along with the other underwriters, the parties specifically agree, are and shall be third party beneficiaries for purposes of this Agreement; and
provided further, any amendment to Section 1(j) shall require the consent of all of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail
(return receipt requested), by hand delivery or by facsimile transmission:

          if to the Trustee, to:

               Continental Stock Transfer
                & Trust Company
               17 Battery Place
               New York, New York 10004
               Attn: _________________
               Fax No.: (212) 509-5150

          if to the Company, to:

               InterAmerican Acquisition Group Inc.
               2918 Fifth Avenue South, Suite 209
               San Diego, California 92103
               Attn: William C. Morro, Chief Executive Officer
               Fax No.: (619) 298-3537

          in either case with a copy to:

               Rodman & Renshaw, LLC
               1270 Avenue of the Americas, 16th Floor
               New York, NY 10020
               Attn: Jimmie L. Sundstrom
               Fax No.: (212) 356-0532

          (f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this
Agreement and to perform its respective obligations as contemplated hereunder.
The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                      [Signature page immediately follows]

          IN WITNESS WHEREOF, the parties have duly executed this Investment
Management Trust Agreement as of the date first written above.

                                        CONTINENTAL STOCK TRANSFER & TRUST
                                        COMPANY, as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        INTERAMERICAN ACQUISITION GROUP INC.

                                        By:
                                            ------------------------------------
                                        Name: William C. Morro
                                        Title: Chief Executive Officer

                                                                       EXHIBIT A

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:
      --------------

          Re: Trust Account No. ___- Termination Letter

Gentlemen:

          Pursuant to Section 1(i) of the Investment Management Trust Agreement
between InterAmerican Acquisition Group Inc. ("Company") and Continental Stock
Transfer & Trust Company ("Trustee"), dated as of __________, 2006 ("Trust
Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ ("Target Business") to consummate a business combination with Target Business ("Business Combination")
on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination
("Consummation Date") and shall provide you with an Officers' Certificate in accordance with Sections 1(i) and 2(e) of the Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Trust Agreement.

          In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and Rodman shall direct on the Consummation Date.

          On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated, and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met, to the extent applicable; (ii) the Company shall deliver along with the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by Rodman
(collectively, the "Report"); and (iii) the Company and Rodman shall deliver to you joint written instructions with respect to the transfer of the funds, including the Contingent Discount, held in the Trust Account ("Instructions").
You are hereby directed and authorized to transfer the funds held in the Trust
Account immediately upon your receipt of the counsel's letter, the Report, evidence of delivery of the Stock Certificates, the Officers' Certificate and
the Instructions, in accordance with the terms of the Instructions.
Notwithstanding the foregoing, upon verification of receipt by you of the
Instructions, we hereby agree and acknowledge that the Property in the Trust
Account shall be distributed as follows: (1) first, to Rodman by wire transfer
(or as otherwise directed by Rodman) in immediately available funds, the aggregate amount of $1,800,000 (or $2,070,000 as applicable) plus any interest accrued thereon; and (2) thereafter, to any other Beneficiary in accordance with the terms of the Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and Rodman of the same and the Company and, if the amount set forth in clause (1) shall not have been paid in full, the
Company and Rodman shall issue joint written instructions directing you as to whether such funds should remain in the Trust Account and distributed after the
Consummation Date to the Company and/or Rodman. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

          In the event that the Business Combination is not consummated on the
Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust
Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                        Very truly yours,

                                        INTERAMERICAN ACQUISITION GROUP INC.

                                        By:
                                            ------------------------------------
                                            William C. Morro, Chairman

                                        By:
                                            ------------------------------------
                                            Richard N. Sinkin, Chief Operating
                                            Officer

cc: Rodman & Renshaw, LLC

                                                                       EXHIBIT B

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:
      ---------------

          Re: Trust Account No. ___- Termination Letter

Gentlemen:

          Pursuant to Section 1(j) of the Investment Management Trust Agreement
between InterAmerican Acquisition Group, Inc. ("Company") and Continental Stock
Transfer & Trust Company ("Trustee"), dated as of ___________, 2006 ("Trust
Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and liquidate the Trust Account (as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by an executive officer of the Company as true and correct and in full force and effect.

          In accordance with the terms of the Trust Agreement, we hereby (a)
certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account as part of the Company's plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon as thereafter as is practicable. You will notify the Company and JP Morgan Chase NY
Bank ("Designated Paying Agent") in writing as to when all of the funds in the
Trust Account will be available for immediate transfer ("Transfer Date"). The
Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying
Agent may commence distribution of such funds in accordance with the terms of the Trust Agreement and the Company's Second Amended and Restated Certificate of
Incorporation. Upon the payment of all the funds in the Trust Account, the Trust
Agreement shall be terminated and the Trust Account closed.

                                        Very truly yours,

                                        INTERAMERICAN ACQUISITION GROUP INC.

                                        By:
                                            ------------------------------------
                                            William C. Morro, Chairman

                                        By:
                                            ------------------------------------
                                            Richard N. Sinkin, Chief Operating
                                            Officer

cc: Rodman & Renshaw, LLC

                                    EXHIBIT C

AUTHORIZED INDIVIDUAL(S)                               AUTHORIZED
FOR TELEPHONE CALL BACK                           TELEPHONE NUMBER(S)
-----------------------------------------------   -------------------
COMPANY:

InterAmerican Acquisition Group Inc.
2918 Fifth Avenue South, Suite 209
San Diego, California 92103
Attn: William C. Morro, Chief Executive Officer      (619) 298-9883

TRUSTEE:

Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn:                                                (212) 845-3200
      -------------------